UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2008

NEONODE INC.
(Exact name of issuer of securities held pursuant to the plan)

Commission File Number 0-8419

Delaware	94-1517641
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

4000 Executive Parkway, Suite 200, San Ramon, CA  94583
 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:
 (925) 355-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 3.01                      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Item 9.01                      Financial Statements and Exhibits

Signatures

Exhibit Index

Ex-99.1 Press Release

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 30, 2008, Neonode Inc. (the “Company”) was notified by the staff of the Nasdaq Stock Market that the Nasdaq Hearings Panel (the “Panel”) has determined to delist the shares of the Company from the Nasdaq Stock Market and to suspend trading effective at the open of trading on Friday, January 2, 2009.

The Panel determined that the Company failed to regain compliance with the Nasdaq continued listing standards by December 29, 2008, and that the Panel did not have the authority under the Nasdaq Marketplace Rules to continue the Company’s listing.  Specifically, the Panel determined that as of December 29, 2008 the Company did not comply with Marketplace Rule 4310(c)(3), which requires a minimum stockholders’ equity of $2,500,000.

The Company intends to appeal this decision to the Nasdaq Listing and Hearing Review council because, as of the date of this Report, the Company has regained compliance with the stockholders’ equity requirement.  In parallel, the Company is in the process of transferring the quotation of its common stock to the OTC Bulletin Board (the "OTCBB").  The Company is in the process of working with one of its market makers to file a Form 211 with the Financial Industry Regulatory Authority ("FINRA") to seek clearance to quote the Company's common stock on the OTCBB.

On January 5, 2009, the Company issued a press release stating that the Company’s common stock has begun to trade over-the-counter on the Pink Sheets as of January 2, 2009.  A copy of this press release is attached hereto as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release issued on January 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEONODE, INC.

By:	/s/ David W. Brunton
Name:	David W. Brunton
Title:	Chief Financial Officer

Date: January 5, 2009